UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2018

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On June 25, 2018, Hallmark Financial Services, Inc. (the “Company”) notified F7 SSSM, LLC (as successor to MS Crescent One SPV, LLC, the “Landlord”) of its exercise of the right of early termination of its lease with respect to approximately 27,808 square feet of office space located at Suite 1000, 777 Main Street, Fort Worth, Texas (the “Premises”), effective as of July 1, 2019. The Company’s corporate headquarters and Standard Commercial P&C operating unit are currently located at the Premises. The rent on the Premises is currently $52,140 per month pursuant to a lease otherwise expiring June 30, 2022.

The Company exercised its right of early termination in order to consolidate its Dallas and Fort Worth offices into a single location. The Company is required to pay the Landlord approximately $699,000 in early termination penalties, 50% of which was paid with the early termination notice and 50% of which is payable by June 1, 2019.

Item 7.01	Regulation FD Disclosure

The Company is presently negotiating the terms for new office space to be located in Dallas, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:June 25, 2018	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer